UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2023
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 607-8255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 28, 2023, Vallon Pharmaceuticals, Inc. (the “Company”) received notice (the “Second Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, because the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 reported stockholders’ equity of $2,342,000, and as of February 28, 2023 the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with Nasdaq Listing Rule 5550(b). The Second Notice noted that companies listed on The Nasdaq Capital Market are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The Second Notice also stated that the Company’s noncompliance with Nasdaq Listing Rule 5550(b) “serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.” It stated that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market.
The Second Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market. As previously disclosed, on June 27, 2022, the Company received a letter from Nasdaq indicating that, for the last thirty consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market. The Company was provided an initial period of 180 calendar days, or until December 27, 2022, to regain compliance. On December 28, 2022, the Company received a letter from Nasdaq informing it that its shares had failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market and, as a result, its shares are subject to delisting. The Company filed an appeal and hearing request with Nasdaq, which had stayed the delisting of its common stock from The Nasdaq Capital Market pending a Panel decision.
The hearing before the Panel was held on February 16, 2023. The Panel reached a decision on February 21, 2023, and informed the Company that it was granting the Company’s request for a stay of delisting procedures on The Nasdaq Stock Market until April 28, 2023, subject to the Company meeting certain conditions, including the Company having completed the proposed merger (the “Merger”) with GRI Bio, Inc. (“GRI”) and having satisfied all initial listing requirements of The Nasdaq Stock Market on or before April 28, 2023. The Panel stated that it based its decision on the efforts made by the Company thus far to complete the Merger and the associated reverse stock split and the relatively short duration of the requested exception period. There can be no assurance that the Company will be able to regain compliance with all applicable requirements for continued listing or the conditions required by the Panel.
On February 28, 2023, in response to the Second Notice, a representative of the Company communicated to Nasdaq that the Company expects to close the Merger on or before April 28, 2023, and expects to demonstrate compliance with all applicable requirements for initial listing, including the stockholders’ equity, at that time. As such, the Company does not expect its common stock to be delisted from The Nasdaq Capital Market unless it fails to consummate the Merger by April 28, 2023. There can be no assurance that (i) the Company will complete the Merger by April 28, 2023, or at all, (ii) the Company will demonstrate compliance with all applicable requirements for initial listing, or (iii) the Company will maintain compliance with the other Nasdaq listing requirements.
Forward-Looking Statements
This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements that involve risks and uncertainties, such as statements related to the risk that the Company will not consummate the Merger by April 28, 2023, or at all, or the risk that the Company will not demonstrate compliance with all applicable Nasdaq requirements for initial listing upon any consummation of the Merger. The risks and uncertainties involved include uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq listing rules; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters; and other risks detailed from time to time in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Form 8-K as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer